This Agreement between

Rosetti Associates, 427 New Karner Road, Albany, New York 12205, as Landlord

And Benjamin Securities, Inc., Suite 210, 750 Veteran's Memorial Highway, Hauppauge, NY 11788 as Tenant

Witnesseth: The Landlord hereby leases to the Tenant the following premises:

+/- 1000 sf rentable square feet of second floor space, Suite 6, at 421 New Karner Road, Albany, NY

For the term of Sixty (60) Months

To commence from the 1st day of April 2024, and to end on the 31st day of March 2029

To be used and occupied only for the purpose of general office space.

1st That the Tenant shall pay the monthly rent as follows:

April 1, 2024 through March 31, 2029 $1500.00 per month

said rent to be paid in monthly payments in advance on the 1st day of each and every month during the term.

2nd That the Tenant shall take good care of the premises and shall, at the Tenant's own cost and expense make all repairs and at the end or other expiration of the term, shall deliver up the demised premises in good order or condition, damages by the elements excepted.

3rd That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments and of any and all their Departments and Bureaus applicable to said premise, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters, or any other similar body, at the Tenant's own cost and expense.

4th That the Tenant, successors, heirs, executors or administrators shall not assign this agreement, or underlet or under-lease the premises, or any part thereof, or make any alterations on the premises, without the Landlord's consent in writing; or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of breach thereof, the term herein shall immediately cease and determine at the option of the Landlord as if it were the expiration of the original term.

5th Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the Premises cannot be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises cannot be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Premises is unusable. Landlord need only repair the damaged structural parts of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decoration unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control.

If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees, or invitees, or at the time of the fire or casualty Tenant is in default in any term of this Lease, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustments. The cost of the repairs will be added rent.

Landlord has the right to demolish or rebuild the building if there is substantial damage by fire or another casualty. Landlord may cancel this Lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish or rebuild. The Lease will end 30 days after Landlord's cancellation notice to Tenant. Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the lease is cancelled Landlord is not required to repair the Premises or Building. The cancellation does not release Tenant of liability in connection with the fire or casualty. This Section is intended to replace the terms of New York Real Property Law Section 227.

6th The said Tenant agrees that the said Landlord and the Landlord's agent and other representatives shall have the right to enter and upon said premises, or any part thereof, at all reasonable hours for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

7th The Tenant also agrees to permit the Landlord or the Landlord's agent to show the premises to persons wishing to hire or purchase the same; and the Tenant further agrees that on and after the sixth month, next preceding the expiration of the term hereby granted, the Landlord or the Landlord's agent shall have the right to place notices on the front of said premises, or and part thereof, offering the premises "To Let" or "For Sale" , and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

8th That if the said premises, or any part thereof shall be deserted or become vacant during the term, or if any default be made in the payment of the said rent or any part thereof, or if any default be made in the performance of any of the covenants herein contained, the Landlord or representatives may re-enter the said premises by force, summary proceedings or otherwise, and remove all person therefrom, without being liable to prosecution therefore, and the Tenant hereby expressly waives the service of any notice in writing of intention to re-enter, and the Tenant shall pay at the same time as the rent becomes payable under the terms her of a sum equivalent to the rent reserved herein, and the Landlord may rent the premise on behalf of the Tenant, reserving the right to rent the premises for a longer period of time than fixed in the original lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, seconding to restoring the premises to a rentable condition and then to the payment of the rent and all other charges due and to grow due to the Landlord, and surplus to be paid to the Tenant, who shall remain liable for any deficiency.

9th. Landlord may replace, at the expense of Tenant, all broken glass in and about the demised premises. Landlord may insure, and keep insured, all plate glass in the demised premises for and in the name of Landlord. Bills, for the premiums therefore shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall bed deemed to be, and be paid as, additional rental. Damage and injury to the said premises, caused by carelessness, negligence, or improper conduct on the part of the said Tenant or the Tenant's agents or employees shall be repaired as speedily as possible by the Tenant at the Tenant's own cost and expense.

10th That the Tenant shall neither encumber nor obstruct the sidewalk in front of, entrance to, or halls and stairs of said premises, nor allow the same to be obstructed or encumbered in any manner.

11th The Tenant shall neither place, or cause or allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said premises or any other part of same, except in or at such place or places as may be indicated by the Landlord and consented to by the Landlord in writing. And in case the Landlord or the Landlord's representatives shall deem it necessary to remove any such sign or signs in order to paint the said premise or the building wherein same is situated or make any other repairs, alterations or improvement in or upon said premises or building or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord's expense, whenever the said repairs, alteration or improvements shall be completed.

12th. That the Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from stem, electricity, gas, water, rain, ice or snow or any leak or flow from or into any part of said building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or due to the negligence of the landlord.

13th That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the said premise, and the same to have again, re-possess and enjoy. The said Tenant hereby expressly waives the service of any notice in writing of intention to re-enter.

14th That this instrument shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be placed against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this lease, irrespective of the date of recording and the Tenant agrees to execute without cost, any such instrument which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord's assigns and legal representatives to the option of canceling this lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.

15th The Tenant has this day deposited with the Landlord the sum of $ 1500.00 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this leases upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided that Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

16th. That the security deposited under this lease shall not be mortgaged, assigned, or encumbered by the Tenant without the written consent of the Landlord.

17th It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, or if default be made in the payment of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this lease or if default be made in the performance of any of the covenants and agreements in this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulation and requirement of the Federal, State, and Local Governments or of any and all their Departments and Bureaus, applicable to said premises, or if the Tenant shall file or there be filed against Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term hereof, on giving to the Tenant five days' notice in writing of the Landlord's intension so to do, and this lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were that date originally fixed in this lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the demised premises.

18th Tenant shall pay to Landlord the rent or charge, which may, during the demised term, be assessed or imposed for the water used or consumed in or on the said premises, whether determined by meter or otherwise, as soon as and when the same may be assessed or imposed and will also pay the expenses for the setting of a water meter in the said premises should the latte be required. Tenant shall pay Tenant's proportionate part of the sewer rent charge imposed upon the building. All such rents or charges or expenses shall be paid as additional rent and shall be added to the next month's rent thereafter to become due.

19th That the Tenant will not nor will the Tenant permit undertenants or other persons to do anything in said premises, or bring anything into said premises, or permit anything to be brought into said premises or to be kept therein, which will in any way increase the rate of fire insurance on said demised premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause and increase in the rate of fire insurance on said building, and the Tenant agrees to pay on demand any such increase.

20th The failure to the Landlord to insist upon a strict performance of any of the terms, conditions, and covenants herein, shall not be deemed a waiver of any rights or remedies that the Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged, or terminated orally.

21st If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said lease. No part of any award shall belong to the Tenant.

22nd If after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

23rd In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by he Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency shall from time to time be ascertained; and it is mutually agreed between Landlord and Tenant that the respective parties hereto shall and herby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other or any matters whatsoever arising out of or in any way connected with this lease, the Tenant's use or occupancy of said premises and/or any claim of injury or damage.

24th The Tenant waives all right to redeem under and law of the State of New York.

25th This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any services expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, addition, alteration or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing so by reason of governmental preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

26th No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliance, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "services" when such interruption or curtailment shall be due to accident, alteration or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such :services: or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such services shall be deemed a construction eviction. The Landlord shall not be required to furnish, and the Tenant shall, not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making repairs, improvement or decoration to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

27th Landlord shall not be liable for failure to give possession of premises upon commencement date by reason of the fact that premises are not ready for occupancy or because a prior Tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent shall not commence until possession is given or is available, but the term herein shall not be extended.

28th In the event the Tenant fails to make payment by the tenth (10th) of the month, then the Tenant shall be responsible for a $100.00 charge for such late payment. If the payment is not made by the fifteenth (15th) of the month, then the Tenant shall be deemed in default under this Lease.

29th: In the event of any default by the Tenant and the Landlord is required to retain an attorney, the Tenant shall be responsible for the reasonable attorney's fee of the Landlord as additional rent, provided Landlord successfully obtains judgment or warrant.

30th: Intentionally left blank.

31st: As additional rental during the term of this Lease, the Tenant shall place and cause to be maintained, for the benefit of the Landlord and Tenant with both named as party insured, public liability insurance; such insurance to afford protection minimum limits of liability of $2,000,000.00 for injury (or death) to any one person or more than one person and $100,000.00 for property damage. Each such policy of insurance or certificate thereof shall be promptly deposited with the Landlord.

32nd: Landlord is responsible for heat, air conditioning, electric and janitorial services. Tenant is responsible for data and internet.

33rd Tenant, as its own cost and expense, shall be responsible for the repair of the interior of the premises occupied by the Tenant for damages caused by the Tenant.

34th As long as the Tenant is not in default under any of the covenants of this Lease, Landlord shall, excepting on Saturdays, Sundays, and holidays, be responsible for the maintenance, snow removal and repair of common areas including hallways, restrooms, parking lot, access road, lawn, and green areas.

35th Landlord will paint and carpet the space.

36th Tenant will have the right to terminate after 36 months provided, they furnish the Landlord with 120-day written notice. If Tenant does decide to terminate they will be responsible to pay to the Landlord, at the time of termination, an amount equal to Six Thousand Eight One Dollars and 00/100 ($6,081.00) which represents the unamortized portion of the new paint and carpet.

And the said Landlord doth covenant that the said Tenant on paying the said yearly rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold, and enjoy the said premises for the term aforesaid, provided however, that this covenant shall be conditioned upon the retention of title to the premises by the Landlord.

And it is mutually understood and agreed that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors, and administrators.

In witness whereof, the parties have interchangeably set their hand and seals (or caused these presents to be signed by their proper corporate seal to be hereto affixed) this day of

Signed, sealed and delivered.
In the presence of

President L. S.

L. S.

L. S.